1 NuScale Power Schedules Third Quarter 2022 Earnings Release and Conference Call Date PORTLAND, Ore. – NuScale Power Corporation (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, today announced it will host a conference call to discuss third quarter 2022 results on Monday, November 14, 2022, at 8:30 a.m. ET. The third quarter 2022 earnings release will be available on the investor relations website at https://ir.nuscalepower.com prior to the event. The conference call may be accessed by dialing (888) 550-5460 with conference ID 4347254 or by visiting the “Events & Presentations” section of the company’s investor relations website at https://ir.nuscalepower.com. We plan to make a replay available after the call for 30 days. About NuScale Power Corporation NuScale Power Corporation (NuScale) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plant, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. NuScale Investor inquiries: Gary Dvorchak, The Blueshirt Group for NuScale ir@nuscalepower.com Media inquiries: Diane Hughes, NuScale media@nuscalepower.com